Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of February 24, 2025 (the “Effective Date”), is entered into by and among i) NextTrip, Inc., a Nevada corporation (“Purchaser” or “Nexttrip”); and ii) Blue Fysh Holdings Inc. a Florida corporation with headquarters located at12210 SW Main St Portland OR97223 (“Seller” or BF” or “Blue Fysh”). Each of BF and Purchaser may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller wishes to issue BF Voting Common Stock to purchaser which represents Ten Percent (10.00%) of the total issued and outstanding BF Voting Common Stock (collectively the “BF Shares”);

WHEREAS, Purchaser is a NASDAQ-listed company with approximately One Million Five Hundred Ninety Two Thousand and Seven Hundred Eighty Three (1,592,738) common shares issued and outstanding at par value $0.001 per share and wishes to issue 483,000 Preferred Series N shares (“Seller NTRP shares”) convertible to common stock (subject to blocker) at Five Dollars per share ($5.00) in exchange for a 10% ownership of Blue Fysh.

WHEREAS Purchaser and Seller are desirous of entering into a share exchange and believe there are significant commercial benefits in creating minority ownership between the entities by way of a share exchange due to including but not limited to:

i)	Expanding the audience reach of both companies by opening access to cross promote products and services of NextTrip’s FAST Channel (Compass.TV), media platform (Travelmagazine.com) and Travel Products Platform (NextTrip.com) with Blue Fysh’s Point of Sale media screens throughout North America.

ii)	Using the expanded audience reach and platforms to increase advertising fees

iii)	Using Blue Fysh’s sales force to assist with selling advertising on the NextTrip media platforms and/or on combined package sales of NextTrip and Blue Fysh media platforms

iv)	By way of using Blue Fysh media and outdoor billboard displays to create flash marketing to cause awareness of NextTrip as a public entity, NextTrip’s travel products and services, as well as Compass.TV and Travel Magazine media properties.

v)	To allow for the introduction of each Parties’ strategic partnerships and relationships, where the Parties mutually agree it would be of benefit.

vi)	As a means to assist in potential future funding of the respective businesses due to the synergies, joint ownership and expanded reach in markets by way of the share exchange.

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WHEREAS, the Seller and Purchaser desire to set forth in writing the terms and conditions of their agreement and understanding concerning the exchange of the BF Shares for the Seller NTRP Shares.

WHEREAS, Seller, subject to the terms and conditions herein, including without limitation compliance by Purchaser and BF of the covenants and conditions set forth in Section 8 of this Agreement, desire to effect a tax-free exchange under Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code, of their BF Shares for the number of shares of restricted preferred stock in the Purchaser, par value $0.001 per share (“NTRP Shares”), set forth opposite such Seller’s name on Exhibit A, (the “Seller NTRP Preferred Series N Shares”, or “Seller NTRP Shares”), and the Purchaser desires to issue the Seller NTRP Preferred Series N Shares to Sellers, in exchange for the BF Shares, subject to the terms and conditions hereof, including, without limitation Section 5; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are true, correct, and complete in all respects and are incorporated herein by this reference.

2. Share Exchange. At the Closing (hereinafter defined), the Seller shall transfer, sell, convey, assign and deliver such Seller’s BF Shares to Purchaser and Purchaser shall issue and deliver to the Seller NTRP Shares in exchange for such Seller’s BF Shares, calculated in accordance with Section 3 below.

3. Consideration. The exchange ratio for the BF Shares shall be 10% of the outstanding Common Stock Purchased Share in exchange for 483,000 shares of NTRP Preferred Series N shares.

4. [Intentionally omitted.]

5. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the Effective Date and the Closing Date, that:

(a) This Agreement has been duly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof by the Purchaser) constitutes the valid and binding obligation of the respective Seller enforceable against each Seller in accordance with its terms.

The sale is being conducted in compliance with terms and conditions of a majority vote of the board of directors of BF to issue the BF Shares and acknowledges that such issuance does not violate any previous agreements for its shareholder such as right of first refusal to purchase the BF Shares. By its signature hereto, each Seller is waiving any such right of first refusal in the sale and exchange of BF Shares.

(b) Seller has authority to issue BF shares with good and marketable title, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. The sale and delivery of the BF Shares held by each applicable Seller to the Purchaser pursuant to this Agreement will vest in the Purchaser the legal and valid title to the BF Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, except for those associated with the restricted nature of the securities.

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(c) The BF Shares being exchanged hereunder are validly issued, fully paid and nonassessable.

(d) Additional Representations:

(i)	Seller can bear the economic risk of investment in the Seller NTRP Shares, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Seller NTRP Shares. Seller recognizes that the Seller NTRP Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Seller NTRP Shares is registered under the Securities Act or unless an exemption from registration is available. The Seller recognizes and understands that the ability to convert the Seller NTRP Shares are subject to the beneficial ownership limitations as set forth in Section 7 of the Series N Convertible Preferred Certificate of Designation, a copy of which has been furnished to Seller. The Seller is relying on its, his or her own investigation and evaluation of Purchaser and the Seller NTRP Shares and not on any other information.

(ii)	The Seller understands and acknowledges that each certificate or instrument representing the Seller NTRP Series N Preferred Shares will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

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(iii)	Prior to Seller’s entry into this Agreement, Seller has had an opportunity to review, and has in fact reviewed, (i) Nexttrip’s Annual Report on Form 10-K for the year ended February 28, 2024; and (ii) the Company’s current reports on Form 8-K and Form 10-Qs as filed with the SEC (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Nexttrip Inc” in the “Company name” field, and clicking the “Search” button), from January 1, 2024, to the Effective Date, in each case (i) including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Nexttrip. Seller acknowledges that due to its, his and her receipt of and review of the information described above, such Seller has received similar information as would be included in a Registration Statement filed under the Securities Act.

(iv)	Seller acknowledges that it, is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Seller NTRP Shares.

6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the Effective Date and the Closing Date:

(a) This Agreement has been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery hereof by the Seller) constitutes the valid and binding obligation of the Purchaser enforceable against Purchaser in accordance with its terms. The execution, delivery and performance by the Purchaser of this Agreement (i) does not contravene the terms of the Purchaser’s organizational documents, (ii) does not violate, conflict with or result in any breach or contravention of, or the creation of any lien or encumbrance under, any contractual obligation of the Purchaser or any law applicable to the Purchaser, and (iii) does not violate any orders of any governmental authority against, or binding upon, the Purchaser.

(b) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and all jurisdictions where the nature of its business requires such licensing or qualifications. Purchaser has all necessary corporate power and authority to conduct its business in the manner which its business is currently being conducted and to enter into this Agreement and perform its obligations hereunder.

(c) Except as set forth in this Agreement or otherwise obtained and delivered to Seller prior to the Closing, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any or any entity, governmental agency, other person or individual, and no lapse of a waiting period under any applicable law, is required to be obtained by the Purchaser in connection with the execution, delivery, or performance by the Purchaser, of this Agreement.

(d) All of the issued and outstanding Seller NTRP Preferred Series N Shares at the Closing (i) will have been duly authorized, validly issued, fully paid and are non-assessable, (ii) will have been issued in compliance with all applicable federal and state securities laws, and iii) will not have been issued in violation of any agreement, arrangement or commitment to which Company or any of its affiliates is a party or is subject to or in violation of any preemptive or similar rights of any person.

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(e) Since February 28, 2024, there has been no material adverse change in the financial or other condition, properties or business operations of Purchaser which has not been disclosed in a report filed with the Securities and Exchange Commission.

(f) Purchaser has conducted its own independent investigation, review and analysis of the BF Shares and the business and assets of BF, together with the results of operations, prospects, conditions (financial or otherwise) of the same and acknowledges that it has been provided adequate access to the personnel, assets, properties, premises, books and records and other documents and data of Company for such purpose. Purchaser acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied on its own independent investigation and due diligence and on the representations and warranties of Seller set forth in Section 5 of this Agreement. Purchaser has not relied on any representations and warranties, express or implied, other than the representations and warranties of Seller set forth in Section 5 of this Agreement. The Purchaser acknowledges that it is purchasing the BF Shares on an “As Is” basis, with no representations or warranties by the Seller, whether express or implied with respect to the BF Shares or the Company other than the representations and warranties set forth in Section 5.

(g) Purchaser understands that the BF Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable state securities laws. Purchaser is an “accredited investor”, as such term is defined in Regulation D of the Securities Act, and is purchasing the BF Shares for investment, for its own account and not with a view to distribution thereof. The Preferred Series N Shares will be economically equivalent to NT Common Stock, and upon stockholder approval, will automatically convert, for no additional value, into shares of NextTrip’s Common Stock, par value $0.001 per share (the “NT Common Stock”) on a one-to-one basis, and have the rights and preferences set forth in the draft Certificate of Designation attached hereto. It is the intent of the parties that, for purposes of Rule 144, Blue Fysh holding period with regard to the NT Common Stock will commence at the Closing (i.e., it will get to tag onto the holding period for the Series N Stock).

(h) Next Trip will undertake all actions reasonably necessary to enable Blue Fysh to available itself of Rule 144 for purposes of selling its NT Common Stock, including timely filing all of Next Trip’s Securities Act filings and delivering customary legal opinions to Next Trip’s transfer agent.

(i) Next Trip will use commercially reasonable efforts to register the resale of the shares of NT Common Stock issued upon conversion of Blue Fysh’s Series N Stock and will file such registration after Closing and use commercially reasonable efforts to have such Registration Statement declared effective by the SEC after the filing of the Registration Statement.

(j) Additionally, Next Trip will grant to Blue Fysh customary piggyback registration rights. Next Trip will not file any resale registration statement after the Closing unless such registration statement includes all of Blue Fysh’s NT Common Stock.

(k) Blue Fysh will not be required to enter into any additional lock up agreements.

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(l) In accordance with the stockholder approval requirements of the NASDAQ, NextTrip will use its commercially reasonable efforts to promptly seek to obtain stockholder approval of the conversion of the Preferred Series N Shares into NT Common Stock.

(m) Intentionally Deleted.

(n) The BF Shares do not trade publicly. Purchaser agrees, based on its due diligence, that the price set forth in Section 3 above is fair and reasonable for the BF Shares.

7. Representations and Warranties of Company.

(a) BF represents and warrants to Purchaser as of the Effective Date, which representations and warranties shall also be true as of the Closing Date, as follows:

(i) BF is a corporation duly incorporated, validly existing and in good standing under the laws of Florida and has all necessary power and authority to conduct its business and own its properties as now conducted and owned.

(ii) For all periods ended on or prior to the Effective Date, BF has accurately completed, in all material respects, and has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the Internal Revenue Service, the Canadian Revenue Agency, any other states, province or governmental subdivisions and all foreign countries and has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies known to be due.

(iii) BF has a subsidiary, Blue Fysh LLC.

(iv) No annual financial statement have been issued as of this date and there has been no material adverse change in the financial or other condition, properties or business operations of BF.

(v) There are no suits, proceedings or investigations pending or, to BF’s knowledge, threatened against or affecting BF or an officer of BF which is reasonably likely to have a material adverse effect on the business, assets, or financial condition of BF.

(vi) BF is in material compliance with its corporate governing documents and all applicable laws and regulations related to its business.

(vii) All of the issued and outstanding BF Shares (i) have been duly authorized, validly issued, fully paid and are non-assessable, (ii) subject to Section 5(e) above, have been issued in compliance with all applicable federal and state or provincial securities laws, (iii) will not have been issued in violation of any agreement, arrangement or commitment to which Company or any of its affiliates is a party or is subject to or in violation of any preemptive or similar rights of any person, and (iv) will have the rights, preferences, powers, restrictions and limitations of BF’s voting common stock.

(viii) BF is not subject to any formal order with any federal or state agency.

Prior to the Closing, Company will not issue any stock or other equity to any party, and the percentage of issued and outstanding Class A common stock of the Company being purchased by Purchaser shall be as set forth in the Recitals

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8. Covenants of Purchaser and BF. As condition to the closing on the sale of the BF Shares to Purchaser, Purchaser do hereby covenant and agree:

(a) No Board appointments are contemplated as a result of this transaction, however since Blue Fysh is a private entity, NextTrip will have the right to appoint a representative to the Advisory Committee to convene with management for purposes of financial updates as may be needed for reporting purposes with NextTrip Board and/or financial filings, new strategic initiatives, fundings and other financial events that would significantly alter or affect NextTrip’s ownership position such that they may cause a revaluation of the asset. The parties will enter into a customary Stockholder’s Agreement with regard to the BF Common Stock, including customary transfer restrictions and tag- and drag-along provisions (the “Stockholder Agreement”).

The transaction Closing documents will consist of (i) a Certificate of Designation of Series N Stock, (ii) the Stockholder Agreement to be completed with thirty (30) days subsequent to Closing, (iii a Registration Rights Agreement, and (v) such other documents as customarily required. The parties acknowledge the confidentiality of this Agreement and agree not to disclose, distribute or discuss the contents contained herein with any third party other than their accountants and attorneys.

(b) NextTrip agrees that it will not disclose, and will not include in any public announcement, the name of Blue Fysh, unless expressly agreed to by Blue Fysh or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. In the event that such disclosure is required by law or applicable regulation, NextTrip will provide notice of such disclosure to Blue Fysh.

9. The purchase and sale of the BF Shares shall take place at a closing to be held at such time, place and manner as shall be agreed upon by the Parties (the “Closing” and the date on which the Closing occurs, the “Closing Date”). The Closing shall occur on or before February 27, 2025, subject to the conditions to closing occurring as discussed below. As a condition to Closing:

(c) Each of the representations and warranties of Purchaser hereunder shall be true and correct at the Closing as though made at the Closing Date and Purchaser shall have performed all covenants which by their terms are required to have been performed prior to Closing. Without limiting the foregoing, Purchaser shall have fulfilled, to the reasonable satisfaction of the Seller, all of its obligations pursuant to Section 8 of this Agreement (to the extent to be performed on or prior to the Closing Date).

(d) Each of the representations and warranties of Seller and the Company hereunder shall be true and correct at the Closing as though made at the Closing Date and Seller shall have performed any covenants which by their terms are required to have been performed prior to Closing.

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(e) Seller shall have delivered to Purchaser stock certificates, stock powers or such other instruments as necessary to evidence the transfer of the BF Shares and a signed and completed Certificate of Accredited Investor Status.

(f) Purchaser shall have delivered to the Seller such stock certificates or other instruments as necessary to evidence the issuance of the Seller NTRP Shares to the Seller in the amounts as set forth in Exhibit A of this Agreement.

(g) Purchaser shall have obtained all consents, orders, approvals, and/or waivers required to consummate the transactions contemplated herein, including without limitation the approval of its board of directors and shareholders in accordance with applicable law, and shall have delivered to Seller evidence of the same in form and substance reasonably satisfactory to Seller.

(h) The Company shall have obtained any corporate consents or approvals in accordance with applicable law and delivered to Purchaser evidence of the same in form and substance reasonably satisfactory to Purchaser.

10. Restrictions on Transfer. Each certificate of BF Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS’ AGREEMENT DATED AS OF MARCH 14, 2018 BETWEEN BF AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SHAREHOLDERS’ AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BF.”

11. Termination.

(a) This Agreement may be terminated prior to the Closing as follows:

(i) By the mutual written agreement of the Parties;

(ii) By either Purchaser or Seller by written notice to the other party hereto if the Closing shall not have occurred by February 27th 2025, unless such date is extended by the mutual written consent of the Seller and the Purchaser; provided, however, that such right shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

(iii) By either party by written notice to the other party, if such other party is in material breach of, or noncompliance with, any of its representations, warranties, covenants, agreements or Closing conditions hereunder, and such material breach, if cureable, is not cured within [10] business days of delivery of written notice of such breach.

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(b) If this Agreement terminates in accordance with this Section 11, it shall become null and void and have no further force or effect.

12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, e-mail, courier service or personal delivery and shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one business day after being sent, if sent via a reputable overnight courier service guaranteeing next business day delivery; (iii) five (5) business days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied or e-mailed, in each case to the following addresses:

(i)	if to the Seller:
Blue Fysh Holdings Inc.

Registered agent and Registered address is:

Michael H Robbins Esq.

Shumaker Loop & Kendrick LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida, 33602

(ii)	if to the Purchaser:

William Kerby
1560 Sawgrass Corporate Parkway
Suite 400
Sunrise, FL 33323

13. Miscellaneous.

(a) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(b) Attorney’s Fees. BF shall pay the respective reasonable legal fees and expenses in connection with the preparation of this Agreement and the subsequent Closing.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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(d) Brokers. Each Party represents that is has not dealt with any broker, finder, commission agent, or other similar person in connection with the offer or sale of the BF Shares and the transaction contemplated by this Agreement and is under no obligation to pay any broker’s fee, finder’s fee, or commission in connection with such transaction.

(e) Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE.

(g) Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs, and permitted assigns. This Agreement is personal to the Parties and the rights and obligations hereunder shall not be assignable without the express written consent of all Parties.

(h) Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties and their successors, heirs, or permitted assigns, any rights or remedies under or by reason of this Agreement.

(i) Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(j) Amendment. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the Parties.

(k) Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior agreements regarding the subject matter hereof, including, but not limited to the Prior Purchase Agreements which have been rescinded.

(l) Review and Construction of Documents. Each Party represents to the others that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

[Signature Page to Share Exchange Agreement Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above to be effective as of the Effective Date.

PURCHASER:
NextTrip, Inc.

By:	/s/ Wiliam Kerby
Name:	William Kerby
Title:	CEO

COMPANY:
Blue Fysh Holdings, Inc.

By:	/s/ Jacquie Boddaert
Name:	Jacquie Boddaert
Title:

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EXHIBIT A

SELLER AND EXCHANGE OF SHARES

Name of Seller	BF Shares	Seller NTRP Shares
Blue Fysh Holdings Inc.	117 Common Shares	483,000 Preferred Series N Shares

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EXHIBIT B

Intentionally Blank

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EXHIBIT C

CERTIFICATE OF ACCREDITED INVESTOR STATUS

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